                                                                   EXHIBIT 10.17

                            DISTRIBUTION AGREEMENT


     This Distribution Agreement (the "Agreement") is entered into this 29th day of February, 1996 by and between Storm Primax, Inc., a California corporation having a place of business at 1861 Landings Drive, Mountain View, California 94043 ("Storm Primax") and Primax Electronics, Ltd., an ROC corporation having a place of business at 6F, No. 159, Kang Ning St., Hsi Chih Town, Taipei Hsien, Taiwan, Republic of China ("Primax Taiwan").

                                   RECITALS

     A. Pursuant to the terms of an Agreement and Plan of Reorganization dated as of February 24, 1996 (the "Reorganization Agreement"), a wholly-owned subsidiary of Storm Software, Inc. will be merged into Primax Electronics (USA), Inc. ("Primax USA"), and Primax USA, the surviving entity will become a wholly-owned subsidiary of Storm Primax, the successor corporation to Storm Software, Inc.

     B. As a condition of the Reorganization Agreement, Storm Primax and Primax Electronics, Ltd. ("Primax Taiwan") entered into an Asset Transfer Agreement of even date herewith (the "Asset Transfer Agreement") whereby Storm Primax acquired from Primax Taiwan certain rights to its then existing A6 image scanning products.

     C. Notwithstanding Primax Taiwan's transfer of certain rights to its A6 image scanning products, Primax Taiwan retains rights to its non-A6 image capture products.

     D. Storm Primax wishes to be appointed as Primax Taiwan's exclusive distributor in a certain territory and non-exclusive in a certain other territory so as to make Primax Taiwan's non-A6 products available to Storm Primax's customers in such territories on certain terms and conditions set forth in this Agreement.

     E. This Agreement is an Ancillary Agreement, as defined in the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the mutual representations and covenants of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Primax Taiwan and Storm Primax agree as follows:

     1.   Definitions.  The following definitions shall apply to this Agreement:
          -----------

          1.1 "Asset Transfer Agreement" means the Asset Transfer Agreement by and between Storm Primax and Primax Taiwan dated as of February 24, 1996, which agreement is incorporated herein by reference.

          1.2 "Closing Date" means the date of the closing under the Reorganization Agreement.

          1.3 "Confidential Information" means the technical information, know-how, technology, formulae, system designs, prototypes, ideas, inventions, improvements, layouts, software, concepts, techniques, discoveries, data, files, supplier and customer identities and lists, accounting records, forecasts, project management plans, marketing plans and business plans relating to this Agreement to which a party has proprietary rights, and all copies and tangible embodiments thereof (in whatever form or medium) conspicuously indicated as proprietary information, confidential information or a substantially similar legend that are not generally known by the public; provided, however, that any of the foregoing shall not be considered Confidential Information if the party receiving it can show that it: (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the receiving party's or any third party's part; (ii) was rightfully received by the receiving party from a third party not in violation of any contractual, legal or fiduciary obligation by such third party; (iii) was approved for release by written authorization by the party having rights therein; or (iv) was developed by the receiving party independently of the party having rights therein without breach of any confidentiality or other obligations; or (v) was disclosed by court order or other legal authority, provided that the party having rights therein is given an opportunity to oppose such disclosure and if disclosed, such information is only used for the specified legal purposes.

          1.4 "Documentation" means the user manuals, guides or other written instructions generally made available with the Products to End Users.

          1.5 "End User" means a purchaser or licensee of computer products who acquires such products for use rather than distribution or resale.

          1.6 "Enhancements" means any updates or bug fixes to a computer product.

          1.7 "House Account" means an account: (a) which is the sole responsibility of Primax Taiwan's direct sales force; (b) from which Storm Primax may not solicit or take orders for the sale of Products; and (c) for which no payments are due to Storm Primax from Primax Taiwan. The House Accounts are currently identified in Exhibit 1.8.
                            -----------

          1.8 "Improvements" means any and all improvements, Enhancements, modifications and new versions of Non-A6 Products which are created, invented, discovered or made after the Closing Date.

          1.9 "Net Invoice Amount" means the net amount invoiced by Primax Taiwan for shipments of OEM Products after deducting all customer discounts, freight, transportation or other allowances, sales or other taxes, COD or other delivery charges, insurance, credits, mailing costs and the like.

          1.10 "Non-A6 Products" means hand held scanners, non-A6 sheetfed scanners, non-A6 flatbed scanners and datapen scanners. Digital cameras or any other image capture devices are not included.

          1.11 "OEM Customer" means a business entity (other than a House Account) which engages in distribution or resale of computer products bundled with other products and repackaged for distribution or resale as a stand-alone product directly or indirectly through its distribution channels to End Users.

          1.12 "OEM Product" means a version of a Primax Taiwan Non-A6 Product and associated software, as applicable, for use and distribution by OEM Customers, and includes all Improvements thereto.

          1.13 "Primax Taiwan" means Primax Electronics, Ltd., an ROC corporation.

          1.14 "Primax USA" means Primax Electronics (USA), Inc., a California corporation.

          1.15 "Product Category(ies)" means those categories of Products as defined in Exhibit 1.19.
           ------------

          1.16 "Products" means Retail Products and/or OEM Products, as applicable, as currently identified on Exhibit 1.19.
                                       ------------

          1.17 "Reorganization Agreement" means the Agreement and Plan of Reorganization Agreement dated as of February 24, 1996 by and among Storm Software, Inc., a California corporation, Storm Acquisition Corporation, a wholly-owned subsidiary of Storm Software, Inc., Primax Electronics (USA), Inc., a California corporation, and Primax Taiwan, which agreement is incorporated herein by reference.

          1.18 "Retail Customer" means an End User or business entity which engages in distribution or resale of computer products as stand-alone products to End Users either directly or indirectly.

          1.19 "Retail Product" means a version of a Primax Taiwan Non-A6 Product and associated software, as applicable, to be distributed to Retail Customers through all channels of distribution on a stand-alone basis, and includes all Improvements thereto.

          1.20 "Sales Representative Agreement" means the Sales Representative Agreement by and between Storm Primax and Primax Taiwan dated of even date herewith, which agreement is incorporated herein by reference.

          1.21 "Storm Primax" means Storm Primax, Inc., a California corporation, the successor corporation to Storm Software, Inc.

          1.22  "Territory(ies)" means that territory identified on Exhibit
                                                                    -------
1.25. "Exclusive Territory" and "Non-Exclusive Territory" shall be as specified
- ----
on Exhibit 1.25.
   ------------

          1.23 "Trademarks" means the logos, trade names, trademarks and service marks as described in Exhibit 1.19, and any other marks as may be
                              ------------
mutually agreed to by the parties from time to time.

     2.   Licenses.
          --------

          2.1   Grant of License.
                ----------------

          (a) Subject to the terms and conditions of this Agreement, effective as of the Closing Date, Primax Taiwan hereby appoints Storm Primax as Primax Taiwan's distributor in the Territories for the Products and for the purposes of this appointment, Primax Taiwan grants Storm Primax, the following licenses, effective as of the Closing Date:

                (A) a non-exclusive, non-transferable license to translate, adapt and reproduce the software component of the Products for the sole purpose of creating Localized Software Products for distribution in the Territories;

                (B) a non-exclusive, non-transferable license to translate, adapt and reproduce the Documentation for the sole purpose of creating Localized Documentation for distribution in the Territories;

                (C) an exclusive, non-transferable license (including the right to sublicense through multiple tiers of sublicenses) to distribute the unmodified Products, Documentation, Localized Software Products and Localized Documentation to OEM Customers and Retail Customers in the Exclusive Territory; and

                (D) a non-exclusive, non-transferable license (including the right to sublicense through multiple tiers of sublicenses) to distribute the unmodified Products, Documentation, Localized Software Products and Localized Documentation to OEM Customers and Retail Customers in the Non-Exclusive Territory.

          (b) Storm Primax may not alter, reconfigure or change the basic architecture software which controls the operations and functionality of the Non-A6 Products without the prior written consent of Primax Taiwan, except that it is expressly understood that Storm Primax may develop and provide its own driver software to control the operations and functionality of such Products with regard to photos.

          2.2   Termination of Exclusivity.  The above exclusive license grant
                --------------------------
in Section 1.10, 2.1 is subject to Storm Primax meeting the minimum annual distribution quotas for each Product Category in the Exclusive Territory as mutually established by the parties within the first month of each calendar year during the term of this Agreement. The quotas will be based on United States dollars. If Storm Primax does not meet the quotas based on shipments from Primax Taiwan such that actual Product distributions meet 65% or more of quota but fail to meet at least 85% of quota for a particular Product Category, Storm Primax agrees to cooperate and meet with Primax Taiwan to examine and evaluate the parties' relationship under this Agreement, discuss the causes of the quota shortfall and develop a mutually agreed upon written plan of action to increase Product distributions in the following year. On the other hand, if Storm Primax does not meet quotas based on shipments from Primax Taiwan such that actual Product distributions are less than 65% of quota for a particular Product Category, Primax Taiwan may, in its discretion, convert the exclusive license to a non-exclusive license upon six (6) months prior written notice to Storm Primax. After the effective conversion of the license, the license for such Product Category will remain non-exclusive for at least an additional six (6) month period, and effective anytime thereafter Primax Taiwan may terminate the non-exclusive license with respect to such Product Category upon ninety (90) days prior written notice to Storm Primax. If the licenses for all Product Categories have been converted to non-exclusive licenses, and the time periods above have expired with respect to each Product Category, Primax Taiwan may terminate this Agreement and each party will have the rights set forth in Section 14. However, in no event will such termination be deemed a termination for cause by Primax Taiwan.

          2.3   Exceptions to Exclusivity.
                -------------------------

          (a) Notwithstanding Primax Taiwan's grant to Storm Primax of certain exclusive distribution rights under this Agreement, Primax Taiwan may distribute Non-A6 Products to OEM Customers and Retail Customers in the Exclusive Territory if the OEM Customer or Retail Customer is not domiciled in the Exclusive Territory provided that: (i) the OEM Customer or Retail Customer agrees to purchase a Non-A6 Product with a substantially different design than that offered by Storm Primax; (ii) the OEM Customer or Retail Customer would utilize a software application other than a proprietary Storm Primax software product;
(iii) Storm Primax maintains the lowest customer price relative to all such similar OEM Customers or Retail Customers with a substantially similar Product sales volume; and (iv) Primax Taiwan notifies Storm Primax of such prospective relationship not less than 120 days prior to launch of the Non-A6 Product in the Exclusive Territory.

          (b) Primax Taiwan will have the right to designate new or additional customer accounts as House Accounts so that they are excluded from the definition of OEM Customer provided that: (i) any such potential OEM Customers desire a direct relationship with Primax Taiwan without Storm Primax acting as an intermediary; (ii) Storm Primax does not provide any of the services to the account as contemplated in this Agreement for such OEM Customer; (iii) Primax Taiwan does not provide better pricing terms to the OEM Customer by servicing the account directly relative to the pricing Primax Taiwan would offer for Storm Primax to service the account; and (iv) prior to such designation, Primax Taiwan obtains Storm Primax's prior written consent.

          2.4   Competitive Products.
                --------------------

          (a) Storm Primax agrees that during the term of this Agreement, Storm Primax will not distribute any Non-A6 Products which are similar to or competitive with any Primax Taiwan Non-A6 Products. Notwithstanding the foregoing, Storm Primax may distribute other products similar to or competitive with the Primax Taiwan Non-A6 Products subject to the provisions of this section. If Storm Primax reasonably determines that a Primax Taiwan Non-A6 Product is not competitive in the Territories due to distinguishing functionality, quality or cost, Storm Primax will give written notice of such determination to Primax Taiwan and within thirty (30) days after such notice, Storm Primax and Primax Taiwan will meet to develop a mutually agreed upon plan so that Primax Taiwan can develop a competitive Primax Taiwan Non-A6 Product. If Primax Taiwan does not notify Storm Primax within ninety (90) days of such meeting that it is able to deliver a competitive Primax Taiwan Non-A6 Product, Storm Primax may distribute a competitive third party product upon two (2) weeks written notice to Primax Taiwan after the expiration of the ninety (90) day period.

          (b) If Primax Taiwan develops a Non-A6 Product which directly competes with a third-party product already being distributed by Storm Primax (as reasonably determined by Storm Primax based on comparable features, quality and cost), Storm Primax agrees that it will use reasonable efforts to cease distribution of such third-party product in order to distribute Primax Taiwan's Non-A6 Product as soon as practical but in any event within 180 days after receiving written notice from Primax Taiwan of the commercial availability of such Non-A6 Product.

          (c) In the event that Primax Taiwan converts the exclusive distribution license to a non-exclusive license for a particular Product Category pursuant to Section 2.2, the restrictions on Storm Primax's ability to distribute third party products similar to or competitive with Primax Taiwan's Non-A6 Products in such Product Category will be of no further force and effect.

          2.5   Sublicensing.  Storm Primax's right to sublicense is subject
                ------------
to the provisions of this Section 2.5. Storm Primax shall require each OEM Customer and Retail Customer receiving the Products to protect Primax Taiwan's proprietary rights in the Products as are customary and ordinary in the usual conduct of its business with respect to other similar intellectual property which is proprietary to Storm Primax (but in no event with less than reasonable care).

     3.   New Products and Changes in Products.
          ------------------------------------

          3.1 The parties agree that future Products will be added to this Agreement as they become available upon written notice from Primax Taiwan to Storm Primax.

          3.2 Primax Taiwan has the right to discontinue the distribution or availability of, or modify, update, or upgrade, any Product upon 120 days prior written notice to Storm Primax, except that Primax Taiwan may modify the Products without notice if such modifications do not have a substantial adverse affect on the functionality, performance or appearance of the Products. In any such event, Storm Primax will have the right to liquidate its then existing inventory of the affected Products.

          3.3 Primax Taiwan and Storm Primax will meet no less than once every six (6) months at a mutually agreed upon time and location to examine and reevaluate the product market and if necessary, develop Product plans to be implemented in the following twelve to eighteen month period.

     4.   Order and Shipment Terms.
          ------------------------

          4.1   Order Procedure.
                ---------------

          (a) The terms and conditions of this Agreement shall apply to all orders for the Products and supersede any different or additional terms on purchase orders submitted to Primax Taiwan. Purchase orders submitted to Primax Taiwan are solely for the purpose of requesting delivery dates, quantities and specifying destination. All orders will be subject to the minimum order quantities specified in Exhibit 1.19 and as mutually agreed to for
                        ------------
future Products. All orders placed with Primax Taiwan shall be subject to acceptance by Primax Taiwan at its principal place of business. Unless Primax Taiwan rejects a purchase order by written notice to Storm Primax within five
(5) working days after receipt, such purchase order will be deemed accepted. Primax Taiwan shall use reasonable efforts to ship Products by the delivery dates stated on accepted purchase orders, but Primax Taiwan shall not be liable under any circumstances for any damages to Storm Primax or to any other third party for Primax Taiwan's failure to fill, or errors in filling, any orders or delay in delivery. If orders for the Products exceed Primax Taiwan's inventory, Primax Taiwan shall allocate available inventory on a basis Primax Taiwan deems equitable in its sole and absolute discretion.

          (b) For all Retail Products, Storm Primax will submit purchase orders directly to Primax Taiwan.

          (c) For all OEM Products, Storm Primax will receive purchase orders from OEM Customers issued to Primax Taiwan and forward copies of such purchase orders to Primax Taiwan for acceptance pursuant to Section 5.1 above. All OEM agreements for the OEM Products will be between Primax Taiwan and the OEM Customer, with sales service to be provided by Storm Primax in accordance with Sections 4 and 5 of the Sales Representative Agreement.

          4.2   Delivery.  Except as otherwise set forth in a purchase order or
                --------
as otherwise mutually agreed upon between Primax Taiwan and Storm Primax, Primax Taiwan will ship all ordered Products within sixty (60) days after Primax Taiwan's acceptance of the applicable purchase order.

          4.3   Forecasts.  By the fifteenth day of each month, Storm Primax
                ---------
will provide Primax Taiwan with written non-binding rolling 120 day forecasts of its Product requirements. Such forecasts shall be itemized on a Product by Product basis between Retail Products and OEM Products.

          4.4   Rescheduling and Cancellations.
                ------------------------------

          (a) With Primax Taiwan's prior written consent, Storm Primax may reschedule without charge the shipment of any accepted purchase order for a shipment date later than originally specified in the purchase order, provided that: (i) such rescheduled shipment date is within sixty (60) days after the original shipment date; (ii) Storm Primax does not reschedule the shipment date of the particular purchase order more than two (2) times; (iii) Primax Taiwan must receive all rescheduling requests for a particular purchase order within forty-five (45) days after Primax Taiwan's original acceptance of such purchase order; (iv) none of the unit shipments are for less than the minimum order quantities specified in Exhibit 1.19; and (v) only a maximum of fifty percent
                        ------------
(50%) of each purchase order is to be rescheduled.

          (b) Storm Primax may not cancel any purchase order accepted by Primax Taiwan without the prior written consent of Primax Taiwan.

          4.5   Shipments, Risk of Loss, Title.
                ------------------------------

          (a)   Primax Taiwan will ship Retail Products F.O.B. shipping port.

          (b) Primax Taiwan will ship OEM Products directly to OEM Customers F.O.B. shipping port.

     5.   Payment Terms.
          -------------

          5.1   Prices.
                ------

          (a) For Retail Products, within a reasonable period after the Closing Date, the parties will determine the initial prices and such prices shall be effective until reviewed and adjusted according to this Section 5.1. The parties will meet to review prices for the Products on mutually agreed to dates on or within thirty (30) days before January 1, April 1 and September 1 of each year. Any agreed upon adjustments will be effective for all orders accepted on or after such related date (January 1, April 1 and September 1) and continue in effect until further adjusted according to this provision. Pursuant to
Section 2.4 above, prices must be competitive with third party prices in order to prevent Storm Primax from distributing competitive products.


          (b) Notwithstanding the price reviews, the parties will also meet to review prices in each of the following situations: (i) release of a new Product;
(ii) material changes in the manufacturing environment involving cost increases or decreases; or (iii) material changes in the market environment in order for such current product to remain competitive in the market. For the purposes of subsection (iii) above, such pricing review must be completed within a 30 day period.

          (c) Storm Primax will receive the following payments for distributions of Products to OEM Customers:

                (A) Except as specified below, the price to Storm Primax for OEM Products will be ninety-five percent (95%) of Primax Taiwan's Net Invoice Amount. That is, Primax Taiwan will retain ninety-five percent (95%) of its Net Invoice Amount and pay over to Storm Primax five percent (5%) of the Net Invoice Amount.

                (B) Storm Primax shall not be entitled to receive any compensation for sales made to designated House Accounts. If Primax Taiwan designates any House Accounts after the Closing Date, as expressly authorized in
Section 2.3 above, Storm Primax shall be entitled to receive payments pursuant to Section 5.1 above only for those orders which have been received from OEM Customers and accepted by Primax Taiwan prior to the designation of such OEM Customer as a House Account in accordance with Section 2.3.

                (C) Notwithstanding any other provisions of this Agreement, Storm Primax shall not be entitled to receive payments on sales consummated with OEM Customers located within the Territory for shipment by Primax Taiwan to a destination outside the Territory, except that Storm Primax will receive payment on sales to OEM Customers inside the Territory on Primax Taiwan's shipments of Product outside the Territory at one-half the rate provided for in Section 6.1 in the following circumstances: (i) for all distributions of Products in the first six (6) months after either (x) a customer becomes a new OEM Customer or (y) an existing OEM Customer purchases a Product not previously purchased by such customer; and (ii) for so long as orders from an OEM Customer are received by Storm Primax in the Territory for shipments of Products outside the Territory.

          5.2  Taxes and Duties.
          ---  ----------------

               (a) Except as set forth in Section 6.2 below, in addition to any payments due under this Agreement, Storm Primax shall pay any taxes, duties or other amounts, however designated, which are levied or based upon such payments, or upon this Agreement, provided, however, that Storm Primax shall not be liable for taxes based on Primax Taiwan's net income.

               (b) In addition to any other payments due under this Agreement, Primax Taiwan agrees to pay any taxes imposed by any governmental authority in the Republic of China with respect to any payment to be made under this Agreement, payment to be made by Primax Taiwan under this Agreement or any item to be delivered by Primax Taiwan to Storm Primax or Storm Primax's OEM Customers or Retail Customers under this Agreement.

          5.3  Payment.
               -------

               (a) Storm Primax will be responsible for invoicing Retail Customers for all deliveries of Retail Products made by Primax Taiwan directly to Retail Customers and Storm Primax will pay for such Retail Products by wire transfer in U.S. dollars within ninety (90) days after Primax Taiwan's invoice to Storm Primax. Storm Primax will pay for Retail Products it receives directly from Primax Taiwan within ninety (90) days of Primax Taiwan's invoice for such Retail Products.

               (b) Primax Taiwan will invoice all OEM Customers for OEM Products delivered by Primax Taiwan and Storm Primax will be responsible for ensuring that amounts due to Primax Taiwan are paid by OEM Customers receiving OEM Products pursuant to the terms of the written agreements between Primax Taiwan and such OEM Customers. Primax Taiwan will bear the risk of delinquent accounts and have the responsibility for extending credit to its OEM Customers. Storm Primax will have no authority to collect funds or accept payment of any sort for orders accepted by Primax Taiwan unless so requested by Primax Taiwan. Storm Primax shall within three (3) working days remit to Primax Taiwan any payments which it inadvertently receives from OEM Customers.

               (c) Primax Taiwan will pay Storm Primax for OEM Products as required by Section 6.1 above by wire transfer in U.S. dollars within five (5) days after Primax Taiwan receives payment from OEM Customers.

          5.4  Most Favored Nations.  During the period that the license in
               --------------------
Section 1.10, 2.1 remains exclusive, Primax Taiwan agrees that the prices, payment terms and other economic terms and conditions of this Agreement will not be less favorable than prices, payment terms or other economic terms and conditions offered to Primax Taiwan's other customers in other territories for Products which are substantially similar to those licensed to Storm Primax hereunder.

     6.   Marketing.
          ---------

          6.1  Branding/Packaging.  Storm Primax may, in its discretion,
               ------------------
privately label or distribute the Products under its own product name and packaging subject to the provisions of this Section 7. Notwithstanding the foregoing, Storm Primax agrees that all Product packaging will include a notice in substantially the following form: "Developed and manufactured by Primax Electronics, Ltd."

          6.2  Efforts by Storm Primax.  Storm Primax agrees to include in all
               -----------------------
advertising of the Products all applicable copyright and trademark notices of Primax Taiwan as they appear on or in the Products. Primax Taiwan may provide, at its option, a reasonable amount of advertising material, in English, as requested by Storm Primax, for use in Storm Primax's efforts to market the Products.

          6.3  Trademark License.
               -----------------

               (a) Primax Taiwan hereby grants to Storm Primax a nonexclusive, limited license (including the right to sublicense through multiple tiers of sublicenses) to use Trademarks solely in Storm Primax's distribution, advertising and promotion of the Products and subject to the restrictions in
Exhibit 1.19 and the requirements of this Section 7.3. Storm Primax's use shall
- ------------
be in accordance with applicable law and Primax Taiwan's policies regarding advertising and trademark usage as established from time to time. Storm Primax further agrees not to affix any Trademark to products other than the genuine Products.

               (b) Storm Primax agrees that the nature and quality of any products or services it supplies in connection with the Trademarks shall conform to the standards set by Primax Taiwan. Storm Primax agrees to cooperate with Primax Taiwan in facilitating Primax Taiwan's monitoring and control of the nature and quality of such products and services, and to supply Primax Taiwan with specimens of use of the Trademarks upon request.

               (c) At Primax Taiwan's request, Storm Primax shall promptly perform any act reasonably necessary to secure or maintain any Trademark rights in any country in which Storm Primax is marketing the Products. This assistance shall include complying with the formalities of local law, including but not limited to, the execution of any application for registration as a registered user, the execution of additional license agreements suitable for recording with the appropriate authorities or providing proof of use of the Trademarks in any other applicable documents. Primax Taiwan shall pay the expense of complying with such formalities.

               (d) Storm Primax agrees that whenever the Trademarks are used on Product packaging, in advertising or in any other manner, they shall clearly indicate Primax Taiwan as the trademark owner. Storm Primax shall not do or cause to be done any act or anything contesting or in any way impairing or reducing Primax Taiwan's right, title and interest in the Trademarks. Storm Primax understands and agrees that use of the Trademarks in connection with the Products shall not create any right, title or interest in or to the use of the Trademarks and that all such uses and goodwill associated with the Trademarks will inure to the benefit of Primax Taiwan. Storm Primax shall take all necessary steps to ensure its employees comply with all the terms and conditions herein.

     7.   Support.
          -------

          7.1  First-Line Support.  Storm Primax shall provide a level of
               ------------------
product support for its End Users equivalent to that provided by Primax Taiwan to its customers during the term of this Agreement. Such support will include, at a minimum, a "hot-line" service during normal business hours for answering End User questions by telephone, and employing persons trained and able to answer such questions. Such "hot-line" service shall be provided to all End Users in the Territory, whether or not such Products were originally distributed by Storm Primax. In-warranty "hot-line" services shall be provided by Storm Primax without charge (other than telephone charges) to the caller. Storm Primax, at its option, may offer extended warranty service at commercially reasonable prices.

          7.2  Second-Line Support.  Primax Taiwan will provide second-line
               -------------------
support to Storm Primax by designating a contact person at Primax Taiwan to answer questions by a designated Storm Primax contact person. There will be no charge for such second-line support through the Warranty Period (as defined in Section 1.13 below) or the term of this Agreement, whichever ends later.

     8.   Proprietary Rights.  Storm Primax acknowledges that the structure and
          ------------------
organization of the Products are proprietary to Primax Taiwan. Primax Taiwan retains exclusive ownership of the Products, except as otherwise provided for in the Asset Transfer Agreement regarding product and technology ownership and licensing. Storm Primax will take all reasonable measures to protect Primax Taiwan's proprietary rights in the Products. Except as provided herein or in the Asset Transfer Agreement, Storm Primax is not granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises or licenses with respect to the Products. All rights not expressly granted to Storm Primax under this Agreement are reserved to Primax Taiwan.

     9.   Confidentiality.
          ---------------

          9.1  Confidentiality of Agreement.  Each of the parties covenants to
               ----------------------------
the other party that it will not in any manner disclose or divulge the contents of the Agreement or any of the material terms and conditions hereof to any third party, except as the other parties may expressly consent in advance in writing or as may be required in obtaining any necessary governmental or regulatory approval for the transactions contemplated hereby or as may otherwise be required by any applicable law.

          9.2  Treatment of Confidential Information. For a period of five (5)
               -------------------------------------
years after receipt of any Confidential Information, each party shall keep and maintain the other party's Confidential Information in strictest confidence and, except as otherwise expressly provided herein, each party: (i) shall not use the other party's Confidential Information, and (ii) shall not provide or otherwise make available, whether directly or indirectly, any of the other party's

Confidential Information to any party other than: (a) to employees and officers of a party who require access to such Confidential Information for performance of their duties and who have signed a written nondisclosure agreement including the requirement to protect third party proprietary information or (b) to permitted sublicensees permitted under this Agreement who shall enter into a nondisclosure agreement to protect Confidential Information on terms no less restrictive than required in this Agreement, or (c) as required by any applicable law. Each party shall take all reasonable actions (by instruction, agreement or otherwise) necessary to maintain the confidentiality of the other party's Confidential Information. Notwithstanding the foregoing, each party shall be required to protect the other party's Confidential Information consistent with the same protections afforded its own Confidential Information in the ordinary conduct of its business but in no event with less than reasonable care.

          9.3  Return or Destruction.  Upon termination of this Agreement, or
               ---------------------
at any other time if requested by a party, each party promptly shall return to the other party all Confidential Information received by it or its representatives by such other party unless the party provides assurances reasonably satisfactory to such other party that such Confidential Information has been destroyed.

          9.4  Reverse Engineering, Etc.  Storm Primax shall not reverse
               -------------------------
engineer or decompile any software component of the Products or otherwise attempt to permit others to attempt to discover the source code of such software without the express written consent of Primax Taiwan. Further, Storm Primax shall not modify any Primax Taiwan Non-A6 Products without the express written consent of Primax Taiwan.

     10.  Acceptance and Warranty.
          -----------------------

          10.1 Product Acceptance.  For each unit of Products, Storm Primax
               ------------------
(or its designee) will have ten (10) calendar days from the date such unit is received by Storm Primax (or Retail Customers or OEM Customers) (the "Acceptance Period") to examine and test the Product for conformity to the applicable Product specifications. During the Acceptance Period for each unit, Storm Primax (or its designee) may (i) accept the unit or (ii) reject the unit by notifying Primax Taiwan in writing of the manner in which the unit fails to conform to the applicable Product specifications. Any unit not rejected by Storm Primax (or its designee) within the Acceptance Period will be deemed to be accepted as of the first day following the Acceptance Period. In the event that a unit is rejected, Storm Primax (or its designee) may, at Primax Taiwan's expense and without cost to Storm Primax, either (i) return the unit to Primax Taiwan, freight collect, for replacement with a new conforming unit or (ii) permit the modification of the unit to correct the nonconformity (e.g., by providing replacement components and modification instructions). Units that are replaced or modified pursuant to this Section 1.11 will be subject to a new Acceptance Period. With respect to OEM Products, the acceptance provisions of this Section shall control unless they are inconsistent with the relevant terms of the written agreement between Primax Taiwan and its OEM Customer. In such event, the terms of such written agreement shall govern acceptance of the OEM Product by the OEM Customer.

          10.2 Defect Rates and Remedies.
               -------------------------

               (a) In addition to the rights of Storm Primax to reject units of Products as more particularly set forth above, Storm Primax may, in its sole and absolute discretion, test (or cause any of its Retail or OEM Customers to test) any random sample of any Product shipment Storm Primax or Storm Primax's Retail or OEM Customers receives pursuant to the provisions of this Section 1.12. Primax Taiwan and Storm Primax will mutually agree upon the testing procedures for each Product and update or modify such procedures as reasonably required. A sample of each shipment to be tested will be tested, and the corresponding shipment accepted or rejected according to the following guidelines:

                 Retail Products and Stand Alone OEM Products


Shipment                Test              Acceptance                   Rejection
Delivery Size        Sample Size           Criteria                    Criteria
- -------------        -----------          ----------                   ---------

501-1,200 units       80 units     2 defective units or less   3 defective units or more
1,201-3,200           125          3 defective units or less   4 defective units or more
3,201+                200          5 defective units or less   6 defective units or more


                          OEM Products Built Into PC's


Shipment                Test              Acceptance                   Rejection
Delivery Size        Sample Size           Criteria                    Criteria
- -------------        -----------          ----------                   ---------

501-1,200 units       80 units     1 defective units or less   2 defective units or more
1,201-3,200           125          2 defective units or less   3 defective units or more
3,201+                200          3 defective units or less   4 defective units or more

     With respect to OEM Products, the acceptance provisions of this Section shall control unless they are inconsistent with the relevant terms of the written agreement between Primax Taiwan and the OEM Customer. In such event, the terms of such written agreement shall govern random sample testing of OEM Products by the OEM Customer.

               (b) If a shipment is rejected according to the above procedures and criteria, Storm Primax will immediately notify Primax Taiwan of the rejection. Primax Taiwan will then provide all reasonably requested and necessary technical support to test all units in such shipment and repair any defective units therein. Primax Taiwan shall pay for all such testing and repair of the units in such shipment, and any related costs or expenses thereof. If Storm Primax is unable to complete the testing and repair of defective units in such shipment within a reasonable period and with no more than reasonable efforts, Storm Primax may return the entire shipment to Primax Taiwan for testing and repair at Primax Taiwan's sole expense (including shipping costs to and from Storm Primax or Storm Primax's OEM Customer or Retail Customer). Neither Storm Primax nor any of its OEM Customers or Retail Customers will be invoiced for or have any obligation to pay Primax Taiwan for defective units of Product until and unless such defective units are repaired or replaced and Storm Primax (or its Retail or OEM Customer) confirms their conformance with the applicable Product specifications.

               (c) The "Defect Rate" for each rolling four month period shall be defined as the fraction (expressed in percentage form) whose numerator is the number of total units of each specific Product which are both (i) returned to Storm Primax from its OEM Customers and Retail Customers; and (ii) found by Storm Primax to be defective according to the testing procedures established under Section 1.12, and whose denominator is equal to Storm Primax's total unit shipments of Products over the applicable four month period. If the Defect Rate exceeds three percent (3%) for any four month period for the combination of Retail Products and Stand Alone OEM Products, or two percent (2%) for any four month period for OEM Products built into PC's, Primax Taiwan shall, at Storm Primax's sole option, reimburse Storm Primax, or credit Storm Primax on open invoices, an amount equal to all shipping expenses incurred by Storm Primax during such four month period to repair or replace the number of defective units in excess of the three percent (3%) or two percent (2%) Defect Rates, as applicable.

          10.3 Product Warranty.  Primax Taiwan warrants to Storm Primax that,
               ----------------
for a period of sixteen (16) months from the date of shipment from Primax Taiwan to Storm Primax (or Storm Primax's OEM Customers or Retail Customers, as applicable) accepts a conforming Product pursuant to Section 1.11 (the "Warranty Period"), such Product will operate in substantial conformance to the applicable Product specifications and will be free from any defects in material or workmanship. If any Product fails to substantially conform to the applicable Product specifications or contains any other defects discovered during the Warranty Period, Storm Primax, in its sole discretion, may either (i) attempt to repair the Product itself at its own labor expense, provided that Primax Taiwan supplies and pays for any required parts or materials for all Products or (ii) return the defective Product to Primax Taiwan for repair or replacement (at Primax Taiwan's sole expense, including shipping costs from Storm Primax to Primax Taiwan). Storm Primax will be responsible for all costs of shipping defective units and parts to and from Storm Primax's OEM Customers and Retail Customers and to and from Storm Primax (except as provided for in Section 1.12 above). Primax Taiwan will be responsible for all return shipping costs of repaired or replacement units to Storm Primax. The above warranty shall not extend to any software or hardware component not provided by Primax Taiwan.

          10.4 Primax USA Products.  Primax Taiwan agrees that it will
               -------------------
comply with and assume all obligations under Primax USA's product warranties for the Products distributed to OEM Customers and Retail Customers. Storm Primax will use reasonable efforts to modify the existing product warranties of such Products as soon as reasonably practicable but in no event later than upon the release of an Improvement for such Products or whenever the current distribution agreement with an OEM Customer or Retail Customer expires, whichever occurs first.

          10.5 Disclaimer.  EXCEPT FOR THE ABOVE WARRANTIES, PRIMAX TAIWAN
               ----------
MAKES NO OTHER WARRANTIES RELATING TO THE PRODUCTS, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. THE ABOVE LIMITED WARRANTY DOES NOT EXTEND TO ANY DEFECTS IN THE PRODUCTS CAUSED DIRECTLY BY THE WILFUL MISCONDUCT OF STORM PRIMAX, ITS RETAIL CUSTOMERS OR ITS OEM CUSTOMERS.

     11.  Indemnification.
          ---------------

          11.1  Indemnity by Primax Taiwan.  Primax Taiwan shall defend,
                --------------------------
indemnify and hold harmless Storm Primax, its officers, directors, employees and sublicensees against any claims, demand, damages or actions (including Storm Primax's reasonable attorneys' fees and costs) arising out of an actual or alleged infringement by the Products of any copyrights or patent rights under the laws of the Republic of China, Japan, United States, Canada and countries which are members of the European Economic Community. Upon notice of an alleged infringement or if in Primax Taiwan's opinion such a claim is likely, Primax Taiwan shall have the right, at its option, to obtain the right to continue the distribution of the Products, substitute other products with similar operating capabilities or modify the Products so that they are no longer infringing. In the event that none of the above options are reasonably available in Primax Taiwan's opinion, Storm Primax may terminate this Agreement and seek all other remedies at law or in equity. The foregoing indemnity shall not apply to any infringement claim arising from any modification of the Products not authorized by Primax Taiwan in writing or use of the Products in conjunction with other software or hardware where such use gives rise to the infringement claim. THE FOREGOING STATES STORM PRIMAX'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND. PRIMAX TAIWAN DISCLAIMS ANY IMPLIED WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

          11.2  Indemnity by Storm Primax.  Storm Primax agrees to defend,
                -------------------------
indemnify and hold harmless Primax Taiwan its officers, directors, employees and agents from any claims, demands, damages or actions (including Primax Taiwan's reasonable attorneys' fees and costs) made against Primax Taiwan as a result of any claims, warranties or representations made by Storm Primax or Storm Primax's employees or agents which differ from those authorized by Primax Taiwan.

          11.3  Indemnification Procedure.  The above indemnities shall be
                -------------------------
subject to the following procedures:

          (a) The party receiving the indemnity ("Indemnitee") will notify the party with the indemnity obligation ("Indemnitor") of any third party claim, action or demand within ten (10) days after the Indemnitee receives notice thereof; provided, however, that failure or delay to provide such notification shall not reduce or otherwise affect the obligations of the Indemnitor, except to the extent that such failure or delay shall have materially prejudiced the Indemnitor's ability to defend against, settle or satisfy such claim or materially increase the cost thereof.

          (b) The Indemnitor, at its expense, shall have the right to pay, compromise, settle or otherwise dispose of any such claim, provided that no compromise, settlement or disposal of such claim shall be entered into without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

          (c) The Indemnitee has the right to reasonably monitor and participate in the Indemnitor's defense (including the selection of counsel reasonably satisfactory to both Indemnitor and Indemnitee) or Indemnitee from any such claims. In any action defended by Indemnitor, Indemnitee shall at all times have the right to employ its own counsel, but the fees and expenses of such counsel shall be Indemnitee's own expense unless the employment of such counsel shall have been authorized by Indemnitor in connection with the defense of such claims. In such event, such fees and expenses shall be borne by Indemnitor.

     12.  Consequential Damages Waiver.  EXCEPT IN THE CASE OF A BREACH OF
          ----------------------------
SECTION 10, NEITHER PARTY WILL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     13.  Term and Termination.
          --------------------

          13.1  Term.  The term of this Agreement shall commence as of the
                ----
Closing Date and continue for four (4) years. Thereafter, this Agreement will renew only upon the mutual written agreement of the parties.

          13.2  Termination With Cause.
                ----------------------

          (a) Each party may terminate this Agreement upon ninety (90) days written notice of a material breach of this Agreement if such breach is not cured within such ninety (90) day period.

          (b) Either party may immediately terminate this Agreement after giving written notice if the other party shall become insolvent or upon any proceeding being commenced by or against the other party under any law providing relief to such other party as debtor.

          13.3  Rights Upon Termination.  Upon termination of this Agreement:
                -----------------------

          (a) Storm Primax shall immediately cease using the Trademarks and discontinue all representations that it is a Primax Taiwan distributor.

          (b) In the event of termination by Primax Taiwan, Primax Taiwan shall be entitled to reject all or part of any orders received from Storm Primax after notice but prior to the effective date of termination.

          (c) In the event of termination by Storm Primax, Storm Primax, in it sole and absolute discretion, may (i) cancel all or part of any purchase orders submitted to Primax Taiwan without penalty (despite any acceptance thereof), provided that Storm Primax compensates Primax Taiwan for any materials, finished goods or work in process for such canceled orders at the purchase price for such materials plus reasonable labor costs; (ii) purchase all or part of any Products manufactured by Primax Taiwan as of the notice of termination; or

(iii) require Primax Taiwan's completion of any outstanding purchase orders for Products notwithstanding the fact that delivery dates for such orders may extend beyond the effective date of termination.

          (d) The payment date of all monies due either party shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if longer terms had been provided previously.

          (e) If Primax Taiwan chooses not to exercise its rights to repurchase inventory, Storm Primax and its OEM Customers and Retail Customers shall have one hundred eighty (180) days from the effective date of termination to distribute their inventory.

          (f) Neither party shall be entitled to any compensation, damages or payments in respect to goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and neither party shall be entitled to reimbursement in any amount for any training, advertising, market development, investments or other costs that shall have been expended by either party before the termination of this Agreement, regardless of the reason for, or method of, termination of, this Agreement.

          13.4  Survival.  The following sections of this Agreement will
                --------
survive any termination of this Agreement: 3.6, 6 ("Payment Terms"), 9 ("Proprietary Rights"), 10 ("Confidentiality"), 11 ("Acceptance and Warranty"), 12, 12.2 ("Indemnification"), 13 ("Consequential Damages Waiver"), 14 ("Term and Termination") and 15 ("General Provisions").

     14.  General Provisions.
          ------------------

          14.1  Counterparts.  This Agreement may be executed simultaneously in
                ------------
counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

          14.2  Assignability.  Except in the case of an assignment in
                -------------
connection with a merger, reorganization, consolidation, change of domicile or sale of all or substantially all the assets of a party, neither Storm Primax nor Primax Taiwan may assign its rights and obligations, in whole or in part, under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          14.3  Successors.  This Agreement shall be binding upon and shall
                ----------
insure to the benefit of each party.

          14.4  Amendments.  This Agreement may be amended or supplemented
                ----------
only by a writing that is signed by duly authorized representatives of both parties.

          14.5  Notices.  All notices permitted or required under this
                -------
Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally,
(ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail. All notices must be sent to the addresses below or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section 15.5:

     If to Primax Taiwan:  Primax Electronics, Ltd.
                           6F, No. 159, Kang Ning St., Hsi Chih Town
                           Taipei Hsien, Taiwan, ROC
                           Attention: Raymond Liang

     With a copy to:       Law Office of Robert D. Cochran
                           5201 Great America Parkway, Suite 320
                           Santa Clara, CA 95054
                           Attention: Robert D. Cochran

     If to Storm Primax:   Storm Primax, Inc.
                           1861 Landings Drive
                           Mountain View, CA 94043
                           Attention:  L. William Krause

     With a copy to:       Gray Cary Ware & Freidenrich
                           400 Hamilton Avenue
                           Palo Alto, CA 94301
                           Attention:  James M. Koshland

          14.6  Governing Law. This Agreement will be governed by and construed
                -------------
in accordance with the laws of the United States and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement in any manner whatsoever.

          14.7  Arbitration.  Any dispute arising out of this Agreement shall
                -----------
be resolved by binding arbitration. The venue of the arbitration shall be in San Jose, California if brought by Primax Taiwan, and if brought by Storm Primax, the venue shall be in Taipei, Taiwan. The rules governing arbitration shall be the Judicial Arbitration and Mediation Services/Endispute Rules if the arbitration is in San Jose, and if in Taiwan, the rules governing arbitration shall be those as are customary for international arbitrations in Taiwan (such rules collectively and individually referred to as the "Rules"). A single arbitrator shall be selected according to the Rules within thirty (30) days of submission of the dispute to arbitration. The arbitration shall be conducted in English. Except as expressly provided above, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that either party may seek the arbitrator's permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitrator shall award the prevailing party its costs and its reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fee.

The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

          14.8  Waiver.  No term or provision hereof will be considered waived
                ------
by either party, and no breach excused by either party, unless such waiver or consent is in a writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different or subsequent breach by such party.

          14.9  Severability. In the event that any provision of this Agreement
                ------------
shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

          14.10 Force Majeure.  Neither party shall be liable hereunder by
                -------------
reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

          14.11 Entire Agreement.  This Agreement, including all Exhibits to
                ----------------
this Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions and agreements, whether written or oral.

          14.12 Order of Precedence.  In the event of any inconsistency or
                -------------------
ambiguity between or among the terms and conditions of this Agreement and the Reorganization Agreement, the inconsistency or ambiguity shall be resolved in the following order of precedent: (i) this Agreement; and (ii) the Reorganization Agreement.

          14.13 Effectiveness of Agreement.  Although this Agreement has been
                --------------------------
executed by the parties on the date first above written, this Agreement shall become effective only on the occurrence of the closing under the Reorganization Agreement. If the Reorganization Agreement is terminated pursuant to Section 11 thereof, this Agreement shall become void and of no further force or effect.

          14.14 Attorneys Fees.  The prevailing party in any dispute arising
                --------------
out of or related to this Agreement shall be entitled to recover its reasonable attorneys' fees and costs.

          14.15 No Agency.  Nothing contained herein shall be construed as
                ---------
creating any agency, partnership or other form of joint enterprise between the parties.

          14.16 Headings.  The section headings appearing in this Agreement
                --------
are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

          14.17 Injunctive Relief.  It is expressly agreed that a breach of
                -----------------
Section 10 ("Confidentiality") of this Agreement will cause irreparable harm to Primax Taiwan and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, each party will be entitled to an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violation of any or all of the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Primax Taiwan:                         Storm Primax:

Primax Electronics, Ltd.               Storm Primax, Inc.

By:                                    By:
   --------------------------             ---------------------------

Title:                                 Title:
      -----------------------                ------------------------

                                  Exhibit 1.8
                                  -----------

                                House Accounts
                                --------------


Computer City
 Color Hand Scanner (private label)

Panasonic
 A4 Sheetfed (grey scale only)

                                 Exhibit 1.19
                                 ------------

                                   Products
                                   --------


Product Category               Trademarks    Minimum Order Quantities
- ----------------               ----------    ------------------------

Non-A6 Sheetfed Scanners
  PaperEase (PC)               PaperEase     1,000 units

Non-A6 Flatbed Scanners
  ScanEase (PC)                ScanEase      1,000 units

Datapen Scanners
  DataPen (Mac)                DataPen       1,000 units
  DataPen (PC)                 DataPen       1,000 units

Hand Held Scanners
  ColorHand Scanner (PC)       N/A                        1,000 units
  ColorMobile Direct (PC)      ColorMobile   1,000 units
  ScanBasic (PC)               ScanBasic     1,000 units

                                 Exhibit  1.19
                                 ------------

                                   Territory
                                   ---------


Exclusive
- ---------

 United States
 Canada

Non-Exclusive
- -------------

 South America
 Mexico
 Central America